UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/06/2013

GEOSPACE TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  001-13601

DE	76-0447780
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

7007 Pinemont Drive, Houston, TX 77040
(Address of principal executive offices, including zip code)

(713) 986-4444
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

On August 6, 2013, Geospace Technologies Corporation (the "Company") issued a press release regarding its operating results for the third fiscal quarter of 2013. The press release is attached as Exhibit 99.1. The foregoing description of the press release is qualified by reference to such exhibit.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In the press release described above, the Company also announced that Mr. Gary D. Owens will retire from his positions as President and Chief Executive Officer of the Company effective December 31, 2013. The Company expects Mr. Walter R. (Rick) Wheeler, the Company's current Executive Vice President and Chief Operating Officer to assume the role of President and Chief Executive Officer effective January 1, 2014. Mr. Owens will remain on the Company's board of directors and will continue to serve in his current role as its Chairman.

Rick Wheeler, age 59, became the Company's Executive Vice President and Chief Operating Officer in 2012. Mr. Wheeler had been a design engineer with the Company since 1997. Prior to 1997, Mr. Wheeler worked for thirteen years as a design engineer at Input/Output, Inc. (now known as ION Geophysical Corp.). After his expected appointment on January 1, 2014, Mr. Wheeler will serve as the Company's President and Chief Executive Officer until his resignation or until his successor is appointed by the Company's board of directors.

Item 9.01.    Financial Statements and Exhibits

Exhibit 99.1 Press Release dated August 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOSPACE TECHNOLOGIES CORPORATION

Date: August 06, 2013	By:	/s/ Thomas T. McEntire
Thomas T. McEntire
Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Third quarter earnings release